Registration No. 333-_______

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   ----------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                   ----------

                         ALLEGHENY TELEDYNE INCORPORATED
             (Exact name of registrant as specified in its charter)

                DELAWARE                                  25-1792394
    (State or other jurisdiction of         (I.R.S. Employer Identification No.)
     incorporation or organization)


                           1000 SIX PPG PLACE
                       PITTSBURGH, PENNSYLVANIA                15222-5479
               (Address of principal executive offices)        (Zip Code)



                  OREGON METALLURGICAL CORPORATION SAVINGS PLAN
      OREGON METALLURGICAL CORPORATION STOCK COMPENSATION PLAN - UNION EMPLOYEES
                            (Full title of the plan)

                                  JON D. WALTON
                 SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                         ALLEGHENY TELEDYNE INCORPORATED
                               1000 SIX PPG PLACE
                       PITTSBURGH, PENNSYLVANIA 15222-5479
                     (Name and address of agent for service)

                                 (412) 394-2936
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

================================================================================

                                 PROPOSED         PROPOSED
 TITLE OF                        MAXIMUM          MAXIMUM
 SECURITIES                      OFFERING         AGGREGATE     AMOUNT OF
 TO BE            AMOUNT TO BE   PRICE            OFFERING      REGISTRATION
 REGISTERED       REGISTERED     PER SHARE        PRICE         FEE
================================================================================
Common Stock,
Par Value $.10
                                                                 $5,724.18
Savings Plan        500,000(1)   $27.72(2)      $13,860,000

Stock Compen-
 sation Plan        200,000      $27.72(2)      $ 5,544,000
================================================================================

      (1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of interests to be offered or sold pursuant to the Oregon Metallurgical Corporation Savings Plan.

      (2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h). The fee is calculated on the basis of the average of the high and low prices for the Registrant's Common Stock reported on the New York Stock Exchange Composite Tape on March 19, 1998.
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


                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

      The following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference into this Registration Statement: (i) the Registrant's Annual Report on Form 10-K for the year ended December 31, 1997, (ii) the Registrant's Current Reports on Form 8-K dated January 28, 1998, March 12, 1998 and March 13, 1998, and (iii) the description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed on July 30, 1996.

      All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement. Each document incorporated by reference into this Registration Statement shall be deemed to be a part of this Registration Statement from the date of filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document which is incorporated by reference into this Registration Statement or by any document which constitutes part of the prospectus relating to the Plans meeting the requirements of Section 10(a) of the Securities Act.


ITEM 4. DESCRIPTION OF SECURITIES.

      The class of securities to be offered under this Registration Statement is registered under Section 12 of the Exchange Act.


ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

      None.


ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL") permits a Delaware corporation, in its certificate of incorporation, to limit or eliminate, subject to certain statutory limitations, the liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. Article SEVEN of the Registrant's Restated Certificate of Incorporation provides that no director of the Registrant shall be personally liable to the Registrant or its stockholders in accordance with the foregoing provisions of Section 102(b)(7).

      Under Section 145 of the DGCL, a Delaware corporation has the power to indemnify directors and officers under certain prescribed circumstances and, subject to certain limitations, against certain costs and expenses, including attorneys' fees, actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party by reason of his being a director or officer of the corporation if it is determined that he acted in accordance with the applicable standard of conduct set forth in such statutory provision. Article EIGHT of the Registrant's Restated Certificate of Incorporation provides that the Registrant will indemnify any person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or an officer of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Registrant to the fullest extent authorized by the DGCL.


ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

      Inapplicable.


ITEM 8. EXHIBITS.

      The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:

    EXHIBIT NO.                     DESCRIPTION

      4.1 Restated Certificate of Incorporation of Allegheny Teledyne Incorporated (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-4, filed with the Commission on July 17, 1996 (File No.
                  333-8235)).

      4.2 Amended and Restated Bylaws of Allegheny Teledyne Incorporated (incorporated by reference to Exhibit 3.2 of the Registrant's Registration Statement on Form S-4, filed with the Commission on July 17, 1996 (File No. 333-8235)).

      5.1 Opinion of Kirkpatrick & Lockhart LLP as to the legality of the shares being registered.

      23.1        Consent of Ernst & Young LLP.

      23.2        Consent of Arthur Andersen LLP.

      23.3        Consent  of  Kirkpatrick  &  Lockhart LLP   (included  in  the
                  Opinion filed as Exhibit 5.1).

      24.1 Power of Attorney (set forth on the signature page of this Registration Statement).

ITEM 9. UNDERTAKINGS.

            (a)  The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers of sales are being made, a post-effective amendment to this Registration Statement:

                            (i)  To  include   any   prospectus   required  by
                  Section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                          (iii) To include any material information with respect
                  to the plan of  distribution  not previously  disclosed in the
                  Registration Statement or any material change to such information in the Registration Statement;

            Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereto.

                                    * * *

            (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

            The Registrant will submit or has submitted the Oregon Metallurgical Corporation Savings Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify such plan.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on this 18 day of March, 1998.


                                          ALLEGHENY TELEDYNE INCORPORATED


                                              By:  /S/ RICHARD P. SIMMONS
                                                  ------------------------------
                                                  Richard P. Simmons
                                                  Chairman,   President, and
                                                  Chief Executive Officer

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints either James L. Murdy or Jon D. Walton his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same with all exhibits thereto, and other documentation in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act, this Registration Statement and the foregoing Power of Attorney have been signed by the following persons in the capacities and on the date(s) indicated:


                     SIGNATURE             CAPACITY                    DATE


/S/ RICHARD P. SIMMONS          Chairman, President and         March 18, 1998
---------------------------     Chief Executive Officer
Richard P. Simmons              and a Director


/S/ ROBERT P. BOZZONE           Vice Chairman and a             March 25, 1998
---------------------------     Director
Robert P. Bozzone


/S/ ARTHUR H. ARONSON          Executive Vice President         March 25, 1998
---------------------------    and  a Director
Arthur H. Aronson


/S/ JAMES L. MURDY             Executive Vice President,        March 25, 1998
---------------------------    Finance and Administration
James L. Murdy                 and Chief Financial Officer


/S/ DALE G. REID               Vice President - Controller      March 25, 1998
----------------------------   (Principal Accounting Officer)
Dale G. Reid

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




         SIGNATURE                  CAPACITY                    DATE

/S/ PAUL S. BRENTLINGER        Director                         March 25, 1998
----------------------------
Paul S. Brentlinger


/S/ FRANK V. CAHOUET           Director                         March 25, 1998
----------------------------
Frank V. Cahouet


/S/ DIANE C. CREEL             Director                         March 25, 1998
----------------------------
Diane C. Creel


/S/ C. FRED FETTEROLF          Director                         March 25, 1998
----------------------------
C. Fred Fetterolf


/S/ W. CRAIG MCCLELLAND        Director                         March 23, 1998
----------------------------
W. Craig McClelland


/S/ ROBERT MEHRABIAN           Director                         March 19, 1998
----------------------------
Robert Mehrabian


/S/ WILLIAM G. OUCHI           Director                         March 19, 1998
----------------------------
William  G. Ouchi


/S/ CHARLES J. QUEENAN, JR.    Director                         March 19, 1998
----------------------------
Charles J. Queenan, Jr.


/S/ GEORGE A. ROBERTS          Director                         March 25, 1998
----------------------------
George A. Roberts


/S/ JAMES E. ROHR              Director                         March 25, 1998
----------------------------
James E. Rohr


/S/ FAYEZ SAROFIM              Director                         March 25, 1998
----------------------------
Fayez Sarofim


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




                                  EXHIBIT INDEX

     EXHIBIT NO.               DESCRIPTION                        SEQUENTIAL
                                                                  PAGE NUMBER

         4.1    Restated Certificate of Incorporation of            --
                Allegheny Teledyne Incorporated (incorporated by reference to Exhibit 3.1 to the Registrant's
                Registration Statement on Form S-4, filed with the Commission on July 17, 1996 (File No.
                333-8235)).

        4.2     Amended and Restated Bylaws of Allegheny            --
                Teledyne Incorporated (incorporated by
                reference to Exhibit 3.2 of the
                Registrant's Registration Statement on
                Form S-4, filed with the Commission on
                July 17, 1996 (File No. 333-8235)).

        5.1     Opinion of Kirkpatrick & Lockhart LLP               8
                as to the legality of the shares
                being registered.

        23.1    Consent of Ernst & Young LLP.                       9

        23.2    Consent of Arthur Andersen LLP                     10

        23.3    Consent of Kirkpatrick & Lockhart LLP              --
                (included in the Opinion filed as
                Exhibit 5.1).

        24.1    Power of Attorney (set forth on the                --
                signature page of this Registration
                Statement).

                                      II-6